CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 16 to Form N-1A Registration Statement of Newpoint Funds of our report dated January 15, 1999, on the financial statements as of November 30, 1998, of Newpoint Government Money Market Fund and Newpoint Equity Fund (the two portfolios comprising Newpoint Funds), included in or made a part of this registration statement.



								ARTHUR ANDERSEN LLP




Boston, Massachusetts
January 26, 1999